Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-140889 of Synova Healthcare Group, Inc. on Form SB-2 of our report dated February 21, 2007, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

Bala Cynwyd, Pennsylvania

March 23, 2007